Exhibit 99.B(16)

POWER OF ATTORNEY

Each of the undersigned Trustees of FundVantage Trust (the “Trust”) hereby appoints each of Joel L. Weiss, President and CEO of the Trust, and James G. Shaw, Treasurer and CFO of the Trust, as attorney-in-fact and agent, in all capacities, to execute and to file a Registration Statement on Form N-14 and any and all amendments to such Registration Statement under the Securities Act of 1933, as amended, in connection with the reorganization of the Old Mutual Heitman REIT Fund, a series of Old Mutual Funds II, into the Heitman REIT Fund, a series of the Trust, also including all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission or any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

The undersigned Trustees hereby execute this Power of Attorney as of this 8th day of February, 2012.

/s/ Robert J. Christian
Robert J. Christian

/s/ Iqbal Mansur
Iqbal Mansur

/s/ Donald J. Puglisi
Donald J. Puglisi

/s/ Stephen M. Wynne
Stephen M. Wynne

The undersigned Trustee hereby executes this Power of Attorney as of this 7th day of February, 2012.

/s/ Nancy B. Wolcott
Nancy B. Wolcott